Exhibit 99.1

Credit Suisse AG Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010	Wells Fargo Bank, National Association 301 South College Street Charlotte, North Carolina 28288 Wells Fargo Securities, LLC Duke Energy Center 550 South Tryon Street Charlotte, North Carolina 28202

Execution Version

CONFIDENTIAL

April 5, 2014

The Laclede Group, Inc.

720 Olive Street Saint

Louis, Missouri 63101

Attention: Steven P. Rasche, Chief Financial Officer

Re:	Project Namath Commitment Letter

Ladies and Gentlemen:

You have advised Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “Credit Suisse AG”), Credit Suisse Securities (USA) LLC (“Credit Suisse Securities” and together with Credit Suisse AG, “Credit Suisse”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, collectively with Credit Suisse AG, Credit Suisse Securities and Wells Fargo Bank, the “Commitment Parties” or “we” or “us”) that The Laclede Group, Inc. (the “Borrower” or “you”) intends to acquire, directly or through subsidiaries or affiliates, from Energen Corporation, an Alabama corporation (the “Seller”), Alabama Gas Corporation, an Alabama corporation (“Namath” or the “Acquired Business”). The acquisition of the Acquired Business (the “Acquisition”) will be effected pursuant to a purchase agreement, dated as of the date hereof, between the Borrower, Namath and the Seller (the “Acquisition Agreement”).

You have further advised us that the Borrower desires to establish a senior bridge term loan facility of up to $1,350,000,000 (the “Facility”) as described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Term Sheet”), the proceeds of which, together with cash on hand, would be used by the Borrower, in lieu of or in combination with Capital Markets Proceeds (as hereinafter defined and which Capital Markets Proceeds shall reduce the commitments hereunder on a dollar-for-dollar basis), to (a) finance the Acquisition and (b) pay fees, commissions and expenses in connection with the Transactions (as defined below).

As used herein, the term “Transactions” means, collectively, the Acquisition, the funding of the Facility and/or the transactions giving rise to the Capital Markets Proceeds (the “Permanent Financing”) and all related transactions and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheet and the Conditions Annex attached hereto as Annex B (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. The date on which both (i) the Acquisition is consummated and (ii) the borrowing of the Facility is made is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Business after giving effect to the Acquisition.

Project Namath Commitment Letter

1. Commitments. Upon the terms and subject to the conditions set forth in this Commitment Letter, each of Credit Suisse AG and Wells Fargo Bank (each, an “Initial Lender”) is pleased to advise you of its several, and not joint, commitment to provide to the Borrower 50% of the principal amount of the Facility (collectively, the “Commitments”). Upon the issuance of any Permanent Financing, the Commitments shall automatically be reduced, on a pro rata basis, by an aggregate amount equal to the Capital Market Proceeds from such issuance or incurrence. Unless otherwise agreed to by the parties, upon the date on which the Acquisition is consummated without any borrowings under the Facility, the Commitments shall be automatically reduced to zero.

2. Titles and Roles. Credit Suisse Securities and Wells Fargo Securities, acting alone or through or with their respective affiliates, will act as the joint bookrunners and joint lead arrangers (in such capacities, the “Lead Arrangers”) in arranging and syndicating the Facility. The Lead Arrangers intend to seek to secure commitments for the Facility from a syndicate of banks, financial institutions and other entities (such banks, financial institutions and other entities committing to the Facility including the Initial Lenders, the “Lenders”), reasonably acceptable (such acceptance not to be unreasonably withheld or delayed) to you upon the terms and subject to the conditions set forth in this Commitment Letter; provided that (x) financial institutions that are lenders under the Existing Borrower Revolver (as hereinafter defined) and (y) certain lenders as agreed between you and us prior to the date hereof shall be deemed acceptable to you. The Commitments of the Initial Lenders hereunder will be reduced, pro rata, on a dollar-for-dollar basis by the amount of any corresponding commitments received through syndication from the other Lenders; provided that such other Lenders shall have executed amendments or amendment and restatements of, or customary joinders to, this Commitment Letter or a definitive credit agreement, and otherwise in each case in form and substance reasonably acceptable to the Borrower. Credit Suisse AG will act as the sole administrative agent (in such capacity, the “Administrative Agent”) for the Facility. Wells Fargo Bank will act as the sole syndication agent (in such capacity, the “Syndication Agent”) for the Facility. The Lead Arrangers and the Borrower shall agree upon any titles to award to other co-agents or arrangers who are Lenders that provide (or whose affiliates provide) commitments for the Facility (it being further agreed that each of the parties hereto shall, upon request of you or either Lead Arranger, execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such Lenders); provided that (i) Credit Suisse will have “left” placement in all marketing materials and other documentation used in connection with the Facility, (ii) Wells Fargo Securities will have placement immediately to the “right” of Credit Suisse in all marketing materials and (iii) no other agent, co-agent or arranger (other than the Lead Arrangers) will have rights in respect of the management of the syndication of the Facility (including, without limitation, in respect of “flex” rights under the Fee Letter (as hereinafter defined), over which the Lead Arrangers will have exclusive control). No Lender will receive compensation from you or any of your subsidiaries with respect to the Facility outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Facility and the Lead Arrangers will have sole discretion with respect to the allocation and distribution of fees among the Lenders.

3. Conditions to Commitments. The Commitments of Credit Suisse AG and Wells Fargo Bank and the undertakings of Credit Suisse Securities and Wells Fargo Securities hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to each Commitment Party:

(a) your execution, delivery, and compliance with the terms and conditions of a letter dated the date hereof from the Commitment Parties to you (the “Fee Letter”) pursuant to which you agree to pay, or cause to be paid, to the Commitment Parties certain fees and expenses and to fulfill certain other obligations in connection with the Facility; and

Project Namath Commitment Letter

(b) the satisfaction of all other conditions described in this Commitment Letter (including the Conditions Annex and the Term Sheet).

Notwithstanding anything in this Commitment Letter (including each of the exhibits and annexes attached hereto), the Fee Letter, the Financing Documentation (as defined in the Conditions Annex) or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations (and related defaults) relating to the Borrower and its subsidiaries and their respective businesses and the Acquired Business the accuracy of which shall be a condition to the availability of the Facility on the Closing Date shall be (A) such of the representations made by the Seller and/or the Acquired Business with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders (the “Specified Acquisition Agreement Representations”), but only to the extent that you have the right (determined without regard to any notice requirement) to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition, as a result of any violation or inaccuracy of such Specified Acquisition Agreement Representations in the Acquisition Agreement and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Facility on the Closing Date if the conditions set forth in this Commitment Letter are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties referred to in the Term Sheet relating to corporate existence and power of the Loan Parties (as defined in the Term Sheet); power and authority, due authorization, execution and delivery, enforceability and consents and approvals, in each case, related to the Loan Parties entering into and performance of the Financing Documentation; non-contravention of the Financing Documentation with the Loan Parties’ organizational documents or applicable law; no default created under any material contractual obligation or creation or imposition of any security interest or lien, in each case, related to the Loan Parties entering into and performance of the Financing Documentation; solvency as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis; accuracy of information; use of proceeds; status of the Facility as senior debt; Federal Reserve margin regulations; PATRIOT Act; OFAC; Foreign Corrupt Practices Act; and the Investment Company Act. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”.

4. Syndication.

(a) The Lead Arrangers reserve the right, both prior to and after the Closing Date, to syndicate all or a portion of the Commitments and you acknowledge and agree that the Lead Arrangers intend to commence syndication efforts promptly following your acceptance of this Commitment Letter and the Fee Letter. The Lead Arrangers may, at their option, conduct or conclude such syndication before or after the closing of the Facility. You agree to, and will use commercially reasonable efforts to, in accordance with the Acquisition Agreement, cause appropriate members of management of the Acquired Business and affiliates thereof to, assist us actively in achieving a syndication of the Facility that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and non-legal advisors to, and will use commercially reasonable efforts to, in accordance with the Acquisition Agreement, cause appropriate members of management of the Seller, the Acquired Business and their respective affiliates to, (i) provide promptly to the Commitment Parties and the other Lenders upon request all information reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each Lender in their evaluation of the Transactions and to complete the syndication, (ii) make senior management of the Borrower and (to the extent reasonable and practical) appropriate members of management of the Acquired Business available to prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arrangers, one or more meetings with prospective Lenders, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication and (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from the existing lending relationships of the Borrower.

Project Namath Commitment Letter

(b) Subject to Section 2 above and Section 8 below, the Lead Arrangers and/or their respective affiliates will exclusively manage (subject to your consent, which is not to be unreasonably withheld, conditioned or delayed) all aspects of the syndication of the Facility, including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Lenders and the final allocations of the commitments and any related fees among the Lenders, and the Lead Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities.

5. Information.

(a) You represent, warrant and covenant that (i) all information (other than the Projections (as defined below) and other forward-looking information and information of a general economic or industry specific nature) concerning the Borrower and its subsidiaries, the Transactions, and, to your knowledge, the Acquired Business, that has been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), taken as a whole is, and in the case of Information made available after the date hereof, will be complete and correct in all material respects and does not, and in the case of Information made available after the date hereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections and other forward-looking information concerning the Borrower and its subsidiaries, and the Acquired Business, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the Lenders by you, or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made and at the time such Projections are made available to the Lead Arrangers, it being understood that actual results may vary materially from the Projections. You agree that if at any time prior to the later of the Closing Date and the Successful Syndication (as defined in the Fee Letter) of the Facility, any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished and such representations were being made at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects under those circumstances. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and, subject to the foregoing, the Projections. You acknowledge that the Commitment Parties may share with any of their respective affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to the Seller or the Acquired Business or any of their respective affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b) You acknowledge that (i) the Commitment Parties on your behalf will make available the Information, Projections and other marketing materials and presentations, including confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders (“Public Lenders”; all other Lenders, “Private Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower, the Seller, the Acquired Business or their respective affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. At the

Project Namath Commitment Letter

request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Business to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Facility to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will identify and conspicuously mark any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders: (1) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (2) notifications of changes to the Facility’s terms, (3) financial information regarding the Borrower and its subsidiaries (other than the Projections) and (4) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and confirming the accuracy and completeness in all material respects of the information contained therein, and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the accuracy and completeness in all material respects of the information contained therein and the absence of MNPI therefrom.

6. Indemnification. You agree to indemnify and hold harmless the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including reasonable legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any matters contemplated by this Commitment Letter, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter, the Financing Documentation and the documentation for the Permanent Financing and the closing of the Transactions) or (ii) the use or the contemplated use of the proceeds of the Facility, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence, fraud or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, the Seller, your or their equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equityholders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent, solely in the case of you, such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s material breach of its obligations hereunder or such Indemnified Party’s own

Project Namath Commitment Letter

gross negligence, fraud or willful misconduct. The Commitment Parties will only have liability to you (as opposed to any other person) and each Initial Lender shall be liable solely in respect of its own Commitment on a several, and not joint, basis with any other Lender. No Indemnified Party will be liable to you, your affiliates or any other person for any special, indirect, consequential or punitive damages that may be alleged as a result of this Commitment Letter, the Fee Letter or any element of the Transactions. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means except to the extent it is determined by a final, nonappealable judgment of a court of competent jurisdiction that such damages have resulted from a willful breach of Section 8 hereof or any other confidentiality or non-disclosure agreement with you by such Indemnified Party. You shall not, without the prior written consent of each Indemnified Party affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party (it being understood that any Indemnified Party may reasonably withhold its consent if such settlement does not comply with clauses (a) and (b) of this sentence).

7. Expenses. You shall reimburse each of the Commitment Parties, from time to time on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses and due diligence expenses) of the Commitment Parties and all reasonable printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs incurred in connection with the syndication and execution of the Facility and the preparation, review, negotiation, execution and delivery and enforcement of this Commitment Letter, the Fee Letter and the Financing Documentation.

8. Confidentiality.

(a) This Commitment Letter and the Fee Letter (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed by you in whole or in part to any person without our prior written consent, except for (i) the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have agreed to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions or (ii) upon the request or demand of any regulatory authority having jurisdiction over you or as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof); provided that you may disclose, after your acceptance of the Commitment Documents, (A) this Commitment Letter, but not the Fee Letter (other than with respect to the aggregate fees contemplated by the Fee Letter or a version of each Fee Letter as to which such fees have been redacted in a manner acceptable to all parties thereto), on a confidential basis to the board of directors, officers and advisors of the Seller in connection with their consideration of the Acquisition, and (B) this Commitment Letter, but not the Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Facility in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to consult with you regarding any public announcement or public filing made by you or your representatives relating to the Facility or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed). Any Commitment Party may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of

Project Namath Commitment Letter

information on the Internet or World Wide Web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and its affiliates (or any of them), and the amount, type and closing date of such Transactions, all at such Commitment Party’s expense; provided that in the case of any such promotional materials that will be placed in any newspaper or periodical or on the Internet or World Wide Web, such Commitment Party shall (i) provide any such promotional materials to the Borrower for review and comment prior to the publication thereof and (ii) shall not publish any such material unless the Borrower consents (such consent not to be unreasonably withheld or delayed).

(b) Each Commitment Party agrees to treat confidentially all nonpublic information received by it from you or your affiliates and representatives in connection with the transactions contemplated hereby and only use such information for the purposes of providing the services contemplated by this Commitment Letter; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (i) to rating agencies with your prior consent, (ii) to any Lenders or participants or prospective Lenders or participants and any direct or indirect contractual counterparties to any swap or derivative transaction relating to you or your obligations under the Facility (provided that the disclosure of any such information to any Lenders or prospective Lenders, participants or prospective participants or contractual counterparties shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender, participant or prospective participant or contractual counterparty that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information), (iii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such Commitment Party shall promptly notify you, in advance, to the extent permitted by law) so that you or your affiliates may seek a protective order or other appropriate remedy (provided that regardless of whether such protective order or other appropriate remedy is obtained, such Commitment Party will only disclose that portion of the nonpublic information received by it from you or your affiliates and representatives that such Commitment Party is so required to disclose), (iv) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (v) to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Commitment Party (collectively, “Representatives”) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential (provided that such Commitment Party shall remain liable to you for any breach by its Representatives of such confidentiality obligations), (vi) to any of its respective affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) and such affiliates’ Representatives solely in connection with the transactions contemplated hereby, (vii) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or Representatives in breach of this Commitment Letter or is already in the possession of a Commitment Party or is not acquired from you or persons known by a Commitment Party to be in breach of an obligation of secrecy to you and (viii) for purposes of establishing a “due diligence” defense. The provisions of this paragraph shall automatically terminate on the earlier of the Closing Date and two years following the date of this Commitment Letter.

Project Namath Commitment Letter

(c) The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional borrowers and guarantors under the Facility, which information includes your and/or their name and address, tax identification number and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders.

9. Other Services.

(a) Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Business or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b) You acknowledge that the Lead Arrangers and their respective affiliates (the term “Lead Arrangers” as used in this Section 9 being understood to include such affiliates), (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities or persons with which you, the Seller or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Seller or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons. In addition, you acknowledge that the Lead Arrangers (or either of them) may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Acquired Business and that, in such capacity, the Lead Arrangers (or either of them) may acquire information about the Acquired Business, the sale thereof, and such other potential purchasers and their strategies and proposals, but no Lead Arranger shall have any obligation to disclose to you the substance of such information or the fact that such Lead Arranger is in possession thereof.

(c) In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Facility and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal under this Commitment Letter and not as a financial advisor, agent or fiduciary, for you or any of your affiliates, equityholders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party nor any of its affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party has advised or is currently advising you or your affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party and their respective affiliates with respect to any breach or alleged breach of agency

Project Namath Commitment Letter

or fiduciary duty. You further acknowledge that each Lead Arranger (together with its affiliates) is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, such Lead Arranger and its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you, the Seller and your and its affiliates and other companies with which you, the Seller or your or its affiliates may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lead Arranger, any of its affiliates or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

10. Acceptance/Expiration of Commitments.

(a) This Commitment Letter, the Commitments of the Initial Lenders and the undertakings of the Lead Arrangers set forth herein shall automatically terminate at 5:00 p.m. (Eastern Time, Standard or Daylight, as applicable) on April 6, 2014 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Lead Arrangers by such time.

(b) In the event this Commitment Letter is accepted by you as provided in the last paragraph of this Commitment Letter below, the Commitments of the Initial Lenders and the undertakings of the Lead Arrangers set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) the date on which the Acquisition is consummated without any borrowings under the Facility, (ii) the date of termination or express abandonment of the Acquisition (including the termination of negotiations regarding the Acquisition prior to the execution of a definitive Acquisition Agreement) and (iii) 5:00 p.m. (Eastern Time, Daylight or Standard, as applicable) on the Outside Date (as defined in the Acquisition Agreement as in effect on the date hereof and as the same may be extended pursuant to Section 8.01(b)(i) of the Acquisition Agreement (as in effect on the date hereof) to August 3, 2015), if the closing of the Acquisition shall not have occurred by such time.

11. Survival. The sections of this Commitment Letter entitled Indemnification, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter or the Commitments of the Initial Lenders or the undertakings of the Lead Arrangers set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections entitled Syndication and Information shall survive until completion of the syndication of the Facility or, in the case of Information, the later of the Closing Date and completion of the syndication of the Facility.

12. Governing Law. THIS COMMITMENT LETTER AND THE FEE LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT ANY DETERMINATIONS AS TO (X) WHETHER ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS HAVE BEEN BREACHED AND (Y) WHETHER A COMPANY MATERIAL ADVERSE EFFECT (AS DEFINED IN THE

Project Namath Commitment Letter

CONDITIONS ANNEX) HAS OCCURRED, SHALL, IN EACH CASE, BE GOVERNED BY THE LAWS OF THE STATE OF ALABAMA. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letter or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

13. Miscellaneous. This Commitment Letter and the Fee Letter embody the entire agreement among the Commitment Parties and you with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. Those matters that are not covered or made clear herein, in the Term Sheet, in the Conditions Annex or the Fee Letter are subject to mutual agreement of the parties. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letter. Subject to the right of the Commitment Parties to syndicate the Facility as set forth herein, this Commitment Letter and the Fee Letter shall not be assignable by you (or us) without the prior written consent of the Commitment Parties (or you), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letter are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party. This Commitment Letter and the Fee Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties party thereto that specifically provides such with reference to this Commitment Letter or such Fee Letter, as applicable. Any and all obligations of, and services to be provided by, any Commitment Party hereunder (including, without limitation, any Initial Lender’s commitment) may be performed and any and all rights of any Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

[Signature pages follow.]

Project Namath Commitment Letter

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arrangers and returning executed counterparts of the Fee Letter to the Commitment Parties by no later than the Acceptance Deadline.

Very truly yours,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ SoVonna Day-Goins
Name:	SoVonna Day-Goins
Title:	Authorized Signatory

Project Namath Commitment Letter

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Lawrence P. Sullivan
Name:	Lawrence P. Sullivan
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Alexander J. Basse
Name:	Alexander J. Basse
Title:	Director

Project Namath Commitment Letter

The provisions of this Commitment Letter are accepted and agreed as of the date first above written:

THE LACLEDE GROUP, INC.

By:	/s/ Steve Rasche
Name:	Steve Rasche
Title:	EVP & CFO

Project Namath Commitment Letter

ANNEX A

$1,350,000,000

SENIOR BRIDGE FACILITY

SUMMARY OF PROPOSED TERMS AND CONDITIONS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Summary of Proposed Terms and Conditions is attached.

Borrower:	The Laclede Group, Inc. a Missouri corporation (the “Borrower”).

Lead Arrangers and Bookrunners:	Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (in such capacity, the “Lead Arrangers”).

Lenders:	Credit Suisse AG, Wells Fargo Bank, National Association and a syndicate of financial institutions and other entities (the “Lenders”).

Administrative Agent:	Credit Suisse AG (in such capacity, the “Administrative Agent”).

Syndication Agent:	Wells Fargo Bank, National Association (in such capacity, the “Syndication Agent”).

Type and Amount of Facility:	Unsecured senior bridge facility (the “Facility”) consisting of bridge loans (the “Bridge Loans”) in an aggregate principal amount up to $1,350,000,000.

Use of Proceeds:	The proceeds of the Bridge Loans will be used to finance (i) the consummation of the acquisition of a business previously identified to the Lead Arrangers and identified as “Namath” (such acquisition, the “Acquisition,” and such business, the “Acquired Business”) and (ii) the payment of fees and expenses incurred in connection with the Acquisition, the Facility and related transactions (collectively, the “Transactions”).

Closing Date:	The date on which both the Acquisition is consummated and the borrowing of the Bridge Loans is made (the “Closing Date”).

Availability:	The Facility will be available in one draw in an aggregate principal amount up to the full amount of the Facility.

Documentation:	The documentation for the Bridge Loans will include, among other items, a bridge loan agreement, guarantees and other appropriate documents (collectively, the “Financing Documentation”), all on terms consistent with this Term Sheet.

Ranking:	The Bridge Loans and the Guarantees (as defined below) thereof will be senior debt of the Borrower and the Guarantors (as defined below), pari passu with all other unsecured senior debt of the Borrower and the Guarantors.

Annex A –Bridge Facility Term Sheet

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Guarantors:	The Facility will be guaranteed by each subsidiary of the Borrower that owns more than 10% of the consolidated assets of the Borrower and its subsidiaries on or after the Closing Date (excluding Laclede Gas Company and the Acquired Business) (each a “Guarantor”; and its guarantee is referred to herein as a “Guarantee”). The Borrower and the Guarantors are herein referred to collectively as the “Loan Parties” and each a “Loan Party.”

Security:	None.

Interest & Fees:	Interest rates and fees in connection with the Bridge Loans will be as specified in the Fee Letter and on Schedule I attached hereto.

Maturity:	The Bridge Loans will mature on the date (the “Maturity Date”) that is 364 days after the Closing Date.

Mandatory Prepayments / Commitment Reductions:

The commitments in respect of the Facility shall be permanently reduced, and the aggregate principal amount of Bridge Loans outstanding under the Facility shall be prepaid, in an amount equal to (i) 100% of the net cash proceeds received by the Borrower or any of its subsidiaries (including, prior to the Closing Date, the Acquired Business or any holding company created to directly own the Acquired Business, but excluding at all times Laclede Gas Company) from all asset sales outside the ordinary course of business (including, without limitation, any assets of the Acquired Business) and other dispositions of property (including proceeds of insurance and condemnation proceeds to the extent not used or committed to be used for the restoration or repair of assets giving rise to the receipt of such proceeds within 180 days thereof), (ii) the aggregate amount of any decrease in the consideration payable in respect of the Acquisition and (iii) 100% of the Capital Markets Proceeds after the date of the Commitment Letter.

“Capital Markets Proceeds” means (x) all net cash proceeds from the issuance of additional equity interests (including, without limitation, common equity, preferred equity, equity-linked securities or other equity securities) in the Borrower or any of its subsidiaries to persons other than the Borrower and any of its subsidiaries and (y) all net cash proceeds from the issuance or incurrence of debt of the Borrower or any of its subsidiaries (including, prior to the Closing Date, the Acquired Business or any holding company created to directly own the Acquired Business) to persons other than the Borrower and any of its subsidiaries, in each case that are received by the Borrower or any of its subsidiaries (or the Acquired Business or holding company owner thereof) or funded into escrow pending the closing of the Acquisition, other than any such net cash proceeds received from (i) the issuance or incurrence of debt under (A) the Facility, (B) the existing revolving credit facility for the Borrower dated as of September 3, 2013 (the “Existing Borrower Revolver”), or (C) the issuance or incurrence of debt by Laclede Gas Company, whether pursuant to the existing

Annex A –Bridge Facility Term Sheet

2

revolving credit facility for Laclede Gas Company dated as of September 3, 2013 (the “Laclede Gas Revolver” and collectively with the Existing Borrower Revolver, the “Existing Senior Credit Agreements”) or otherwise; (ii) the issuance or incurrence of debt by the Borrower or any of its subsidiaries (other than Laclede Gas Company) in the ordinary course of business, including from sale-leaseback or other lease transactions in an aggregate principal amount not to exceed $100,000,000 (it being understood that only up to $50,000,000 of such debt incurred by the Borrower shall be excluded); (iii) the issuance of commercial paper and similar short-term debt in the ordinary course of business; (iv) the refinancing of the revolving credit facility of the Acquired Business with a new revolving credit facility in the amount of up to $125,000,000 (and any further borrowings thereunder); and (v) any issuance or sale of equity securities pursuant to any equity incentive plan, employee benefit or compensation plan of the Borrower or the Borrower’s dividend reinvestment plan.

Each such prepayment will be made together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Optional Redemption:	The Bridge Loans may be prepaid at any time, in whole or in part, at the option of the Borrower, upon notice and in a minimum principal amount and in multiples to be agreed upon, at 100% of the principal amount of the Bridge Loans repaid, plus accrued fees and all accrued and unpaid interest and fees (including any breakage costs) to the date of the repayment on or related to the amount prepaid.

Conditions Precedent to Funding:	The funding of the Bridge Loans will be subject to satisfaction of the conditions precedent set forth in Section 3 of the Commitment Letter and in the Conditions Annex.

Representations and Warranties:	The representations and warranties in the Financing Documentation will be made as of the date of the drawing of the Facility and based upon those found in the Existing Borrower Revolver (with such changes and additional representations and warranties as are appropriate for acquisitions structured similarly to the Transactions and subject to the Limited Conditionality Provision), including, without limitation, the following: corporate existence and power; corporate authorization; binding effect; governmental and third-party authorizations; litigation; taxes; subsidiaries; no material adverse effect; financial statements; non-contravention with charter documents and applicable law; no breach or default of any contractual obligation; no liens or security interests created or imposed; ERISA matters; margin regulations; Investment Company Act; labor relations; use of proceeds; full disclosure; solvency; status as senior debt; PATRIOT Act; OFAC; Foreign Corrupt Practices Act; and no default.

Annex A –Bridge Facility Term Sheet

3

Affirmative Covenants:	The affirmative covenants in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional affirmative covenants as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: financial reporting (including annual audited and quarterly unaudited financial statements (in each case, accompanied by covenant compliance certificates)); maintenance of existence, properties and insurance; compliance with laws and regulations (including environmental laws); notices of defaults, litigation and other material events; payment of obligations; maintenance of books and records; right of the Lenders to inspect property and books and records; obligation of future subsidiaries to guarantee the Facility, further assurances, and, in the event the Borrower does not deliver the Required Information (as defined in the Conditions Annex) on the Closing Date, an obligation to deliver the Required Information (in complete printed form) no later than the day 30 days after the Closing Date.

Negative Covenants	The negative covenants in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional negative covenants as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: limitation on liens; limitations on the sale or discounting of any notes or accounts receivable or chattel paper generated from the sale of natural gas (with allowances for Laclede Gas Company securitization facilities of up to $100 million); limitation on fundamental changes and asset sales and other dispositions; limitation on transactions with affiliates; limitations on changes in nature of business; limitations on investments and acquisitions; and limitations on restrictive agreements.

Financial Covenants	Maximum Debt to Capitalization Ratio: The Financing Documentation will contain a requirement that the Borrower maintain at all times a maximum ratio of (i) consolidated total debt to (ii) the sum of consolidated total debt and consolidated net worth of the Borrower as follows: (A) the lesser of (x) the maximum debt to capitalization ratio in the Existing Borrower Revolver or (y) 0.73 to 1.0 through September 30, 2015, and (B) 0.70 to 1.0 thereafter.

Events of Default:	The events of default in the Financing Documentation will be based upon those found in the Existing Borrower Revolver (with such changes and additional events of default as are appropriate for acquisitions structured similarly to the Transactions) including, without limitation, the following: non-payment of obligations; inaccuracy of representation or warranty; non-performance of covenants and obligations; default on other material debt; default on the Existing Borrower Revolver; bankruptcy or insolvency; ERISA; material judgments; actual or asserted invalidity or unenforceability of the applicable credit agreement; or change in control.

Annex A –Bridge Facility Term Sheet

4

Yield Protection and Increased Costs:	The Financing Documentation will contain cost and yield protection provisions that are substantially identical to those contained in the Existing Borrower Revolver (including with respect to the Dodd-Frank Act and the Basel III Accord).

Assignments and Participations:

Prior to the Closing Date, the Lenders will be permitted to assign commitments under the Facility with the consent of the Borrower, not to be unreasonably withheld or delayed; provided that such consent of the Borrower (x) shall not be required (i) if such assignment is made to another Lender under the Facility or an affiliate or approved fund of any such Lender or (ii) after the occurrence and during the continuance of a default or an event of default and (y) shall be deemed to have been given if the Borrower has not responded within five business days of a request for such consent. From the Closing Date, the Lenders will be permitted to assign loans under the Facility without the consent of the Borrower or the Administrative Agent. Participations will be permitted without the consent of the Borrower or the Administrative Agent in minimum acceptable amounts.

No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries or to any defaulting Lender.

Required Lenders:	On any date of determination, those Lenders (other than defaulting Lenders) who collectively hold more than 50% of the aggregate outstanding Bridge Loans and commitments under the Facility (the “Required Lenders”).

Amendments and Waivers:	Amendments and waivers of the provisions of the Financing Documentation will require the approval of the Required Lenders (subject to customary exceptions with respect to defaulting Lenders), except that (a) the consent of all Lenders directly adversely affected thereby will be required with respect to (i) reductions of principal, interest or fees, (ii) extensions of scheduled maturities or times for payment and (iii) reductions in the voting percentages and (b) the consent of all Lenders will be required with respect to releases of all or substantially all of the value of the Guarantees (other than in connection with transactions permitted pursuant to the Financing Documentation).

Defaulting Lender:	The Financing Documentation shall contain defaulting Lender provisions substantially consistent with the corresponding provisions of the Existing Borrower Revolver.

Indemnification:	The Loan Parties will indemnify each Lead Arranger, the Administrative Agent, the Syndication Agent, each of the Lenders and their respective affiliates, partners, directors, officers, agents and advisors and hold them harmless from and against all liabilities, damages, claims, costs and expenses (including reasonable fees,

Annex A –Bridge Facility Term Sheet

5

disbursements, settlement costs and other charges of counsel) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds; provided that no indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from (x) such indemnitee’s own gross negligence, fraud or willful misconduct or (y) a claim brought by the Borrower or any other Loan Party against an indemnitee for breach in bad faith of such indemnitee’s funding obligations under the Financing Documentation, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. This indemnification shall survive and continue for the benefit of all such persons or entities.

Expenses:	The Loan Parties will reimburse each Lead Arranger and the Administrative Agent (and all Lenders in the case of enforcement costs and documentary taxes) for all reasonable out-of-pocket costs and expenses in connection with the syndication, negotiation, execution, delivery, administration and enforcement of the Financing Documentation and any amendment or waiver with respect thereto (including, without limitation, reasonable fees and expenses of counsel thereto) whether or not the Bridge Loans are funded.

Governing Law and Forum:	New York.

Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the Financing Documentation waive the right to trial by jury and the right to claim punitive or consequential damages.

Counsel for the Lead Arrangers and the Administrative Agent:	Davis Polk & Wardwell LLP.

Annex A –Bridge Facility Term Sheet

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SCHEDULE I TO ANNEX A

INTEREST AND FEES

Interest:

At the Borrower’s option, loans will bear interest based on the Base Rate or LIBOR Rate, as described below:

A. Base Rate Option

Interest will be at the Base Rate plus the Applicable Margin (as described below). The “Base Rate” is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (b) the prime commercial lending rate of the Administrative Agent, as established from time to time at its principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the LIBOR Rate (as defined below) for a one month Interest Period (as defined below) plus 1.0%. Interest shall be payable quarterly in arrears on the first day of each calendar quarter and (i) with respect to Base Rate Loans based on the Federal Funds Rate and the LIBOR Rate, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to any Base Rate Loans based on the prime commercial lending rate of the Administrative Agent, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days. Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”.

Base Rate Loans will be made on same day notice and will be in minimum amounts to be agreed upon.

B. LIBOR Option

Interest will be determined for periods (“Interest Periods”) of one, two, or three months as selected by the Borrower and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars plus the Applicable Margin (as described below). LIBOR will be determined by the Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid on the last day of each Interest Period and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any). Any loan bearing interest at LIBOR (other than a Base Rate Loan for which interest is determined by reference to LIBOR) is referred to herein as a “LIBOR Rate Loan”.

LIBOR Rate Loans will be made on three business days’ prior notice and, in each case, will be in minimum amounts to be agreed upon.

Default Interest:	(i) If all or a portion of the principal amount of any Bridge Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum

Schedule I to Exhibit A –Bridge Facility Term Sheet

1

equal to the rate that would otherwise be applicable thereto plus 2%, and (ii) if all or a portion of any interest payable on any Bridge Loan or any fee or other amount payable under the credit agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

Applicable Margins:	The Applicable Margin for the Facility will be determined in accordance with the Pricing Grid set forth below; provided that the Applicable Margin for each ratings status shall permanently increase by 25 basis points on the 90th day after the Closing Date, and on each subsequent 90th day thereafter, in each case, if any Bridge Loan remains outstanding on such date.

Duration Fee:	The Borrower will pay to the Administrative Agent for the ratable benefit of the Lenders the following fees (the “Duration Fees”), calculated as a percentage of the aggregate amounts outstanding under the Facility on the following dates and payable on such dates if all Bridge Loans (if any) under the Facility have not been paid in full prior to such date:

Date	All Ratings Levels
90th day after the Closing Date	0.50%
180th day after the Closing Date	0.75%
270th day after the Closing Date	1.00%

Other Fees:	The Lead Arrangers and the Administrative Agent will receive such other fees as will have been agreed in the Fee Letter between them and the Borrower.

Pricing Grid:	The Applicable Margins with respect to the Facility shall be based on the Debt Rating (as defined below) pursuant to the following grid:

Pricing Level	Debt Rating	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
I	≥ A-/A3/A-	1.125%	0.125%
II	BBB+/Baa1/BBB+	1.250%	0.250%
III	≤ BBB/Baa2/BBB	1.500%	0.500%

Schedule I to Exhibit A –Bridge Facility Term Sheet

2

“Debt Rating” means, with respect to the Borrower as of any date of determination, the rating as determined by either S&P, Fitch or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness; provided that (i) if the debt ratings of Borrower are higher than the debt ratings of Laclede Gas Company, the debt ratings of Laclede Gas Company shall be used in determining the applicable Pricing Level notwithstanding the actual Debt Rating of the Borrower and (ii) if the Borrower does not have a Debt Rating available, then the applicable Pricing Level will be determined by reference to the Borrower’s issuer credit rating assigned to the Borrower by S&P, issuer default rating assigned to Borrower by Fitch or the issuer rating assigned to the Borrower by Moody’s as applicable. If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, then the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, or (ii) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that the Borrower shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and the Borrower is split-rated, then (x) if the Debt Ratings differential is one level, the higher Debt Rating will apply, and (y) if the Debt Ratings differential is two levels, the debt rating that is one level lower than the higher Debt Rating will apply. If at any time the Borrower does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Pricing Level III.

Schedule I to Exhibit A –Bridge Facility Term Sheet

3

ANNEX B

CONDITIONS ANNEX

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex is attached.

Closing and the making of the extension of credit under the Facility will be subject to the satisfaction of the following conditions precedent, in addition to the conditions expressly set forth in the Commitment Letter and the Term Sheet:

(a) (i) Financing Documentation reflecting, and consistent with, the terms and conditions set forth herein, in the Term Sheet and in the Fee Letter and otherwise reasonably satisfactory to the Borrower and the Lenders, will have been executed and delivered, (ii) the Administrative Agent and the Lead Arrangers will have received such customary legal opinions (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent), which such opinions shall permit reliance by permitted assigns of each of the Administrative Agent and the Lenders, and documents and other instruments as are customary for transactions of this type including, without limitation, a certificate of the chief financial officer of the Borrower as to the solvency of the Borrower and its subsidiaries, on a consolidated basis, after giving effect to each element of the Transactions, such certificate to be in form and substance reasonably satisfactory to the Lead Arrangers, and (iii) all governmental and third-party consents required by the Acquisition Agreement and all equityholder and board of director (or comparable entity management body) authorizations which are required by law to effectuate the consummation of the Acquisition shall have been obtained by the Borrower and shall be in full force and effect.

(b) Except as disclosed in filings with the Securities and Exchange Commission prior to April 5, 2014 (but excluding any statement therein that is a risk factor or cautionary, predictive or forward-looking in nature), and with respect to the Acquired Business, as set forth in the Schedules to the Acquisition Agreement, (i) since September 30, 2013, there shall not have occurred any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the properties, assets, liabilities, business, operations, or financial condition of the Borrower and its subsidiaries (including the Acquired Business) taken as a whole, provided that if the event, development or circumstance relates primarily to the Acquired Business, it shall not be deemed a material adverse effect for purposes of this (i) unless it is also a Company Material Adverse Effect; and (ii) since December 31, 2013, there shall not have occurred any event, development or circumstance that has had or could reasonably be expected to have a Company Material Adverse Effect. “Company Material Adverse Effect” (capitalized terms (other than the terms Acquisition Agreement and Initial Lenders) are used herein as defined in the Acquisition Agreement) means any fact, change, event, circumstance, occurrence, effect or development that individually or in the aggregate is (or, if specified in the applicable representation or warranty, would reasonably be expected to be) materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of the Company, such factors being considered in the aggregate, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations under the Acquisition Agreement in accordance with the terms of this Agreement and applicable Law; provided, however, that a Company Material Adverse Effect will not include or be deemed to result from any effect, either alone or in combination with any other effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect): (a) any change affecting the general economy or political, regulatory, business, economic, financial, credit, energy, commodity or capital market conditions in the United States, including interest rates, exchange rates, natural gas prices or electricity rates; (b) any change

Annex B– Conditions Annex

1

affecting national, regional, state or local natural gas transmission or distribution systems or the national, regional, state or local wholesale or retail markets for natural gas or electric power; (c) any change attributable to the execution or announcement of the Acquisition Agreement, or the pendency of the Transactions, including any litigation resulting therefrom, any reduction in revenues resulting therefrom, any adverse change in supplier, customer, distributor, employee, financing source, partner or similar relationships resulting therefrom or any change in the credit rating of the Company resulting therefrom; (d) any action taken, or failure to act, at the request or with the consent of Purchaser and the Initial Lenders; (e) acts of war (whether or not declared), acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening or escalation of such conditions; (f) any change in national, regional, state or local wholesale or retail natural gas, electric power or capacity prices or in the market price for commodities; (g) any hurricane, earthquake, flood or other natural disaster or act of God; (h) any change resulting from weather conditions or customer use patterns; (i) any adoption, proposal or implementation of, or change in, any applicable Law after the date hereof or any interpretation thereof by any Governmental Entity; (j) changes in GAAP after the date hereof or any interpretation thereof by any Governmental Entity; or (k) any failure by the Company to meet any estimates of revenues, earnings, projections or other indicia of performance, whether published, internally prepared or provided to Purchaser or any of its respective representatives, provided that the exception in this clause (k) shall not prevent or otherwise affect a determination that any event, change, effect, development, occurrence or condition underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect; provided, however, that, with respect to clauses (a), (e), (f), (i) and (j) (as such clause relates to changes in GAAP), only to the extent that such fact, change, event, circumstance, occurrence, effect or development does not have a disproportionate adverse effect on the Company compared to other companies of similar size operating in the natural gas transmission or distribution business.

(c) The Lead Arrangers will have received, in form and substance reasonably satisfactory to the Lead Arrangers, (i) copies of documentation for the Acquisition and other aspects of the Transactions, including the Acquisition Agreement and all exhibits and schedules thereto , and (ii) evidence of all consents and approvals required pursuant to the terms of the Acquisition Agreement, including the consent of the boards of directors of the Seller and the Acquired Business. The Acquisition will have been consummated in accordance with the terms and conditions of the Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the Lenders or the Lead Arrangers (as reasonably determined by the Lead Arrangers) unless approved by the Lead Arrangers (which approval shall not be unreasonably withheld, conditioned or delayed), it being understood and agreed that, without limiting the generality of the foregoing, (i) any change in Acquisition consideration (other than any purchase price adjustment expressly provided in the applicable Acquisition Agreement or a decrease of less than 15% in the aggregate that is applied on a dollar-for-dollar basis to reduce the Facility) or (ii) any change to the Outside Date (as defined in the Acquisition Agreement as in effect on the date hereof) other than an extension thereof in accordance with Section 8.01(b)(i) of the Acquisition Agreement (as in effect on the date hereof), in each case shall be deemed to be a modification which is materially adverse to the Lenders and the Lead Arrangers.

(d) All representations and warranties set forth in (i) the Acquisition Agreement, subject to the terms of Section 3(c)(i)(A) of the Commitment Letter, shall be true and correct such that the conditions to closing set forth in the Acquisition Agreement are satisfied with respect thereto, and (ii) the Specified Representations shall be true and correct in all material respects (except any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)).

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(e) No default or event of default exists under any Financing Documentation immediately prior to or after the making of any Bridge Loan (other than an event of default arising from a breach of a representation or warranty that is not a Specified Representation).

(f) After the date hereof and until the completion of a Successful Syndication, none of the Borrower, the Acquired Business nor any of their respective subsidiaries shall have announced, offered, arranged, syndicated or issued any debt securities (including convertible securities) or bank financing (other than the Facility, the Permanent Financing, the issuance of commercial paper and similar short-term debt, the refinancing of the revolving credit facility of the Acquired Business with a new revolving credit facility in the amount of up to $125,000,000 (and any further borrowings thereunder) and any other financing in the ordinary course of business) without our prior written consent.

(g) The Lead Arrangers will have received, in form and substance reasonably satisfactory to the Lead Arrangers, (i) copies of satisfactory audited consolidated financial statements for the Borrower and its subsidiaries for the three fiscal years most recently ended at least 90 days prior to the Closing Date and interim unaudited financial statements for each subsequent quarterly period ended at least 45 days prior to the Closing Date (which, in the case of interim statements, shall have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100), (ii) copies of satisfactory audited consolidated financial statements for the Acquired Business for the three fiscal years most recently ended at least 90 days prior to the Closing Date (it being understood and agreed that the Borrower is under no obligation to conduct an audit of the Acquired Business to the extent such audited financial statements are not available and not required by applicable law) and interim unaudited financial statements for each subsequent quarterly period ended at least 45 days prior to the Closing Date (which, in the case of interim statements, shall have been reviewed by the independent accountants for the Acquired Business as provided in Statement on Auditing Standards No. 100), (iii) pro forma consolidated financial statements for the Borrower and its subsidiaries for the four-quarter period most recently ended prior to the date of borrowing for which financial statements are available giving pro forma effect to the Acquisition and the other Transactions (prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, and all other rules and regulations of the SEC under such Securities Act, and including other adjustments reasonably acceptable to the Lead Arrangers) and a pro forma balance sheet of the Borrower and its subsidiaries as of the date of borrowing giving pro forma effect to the Acquisition and the other Transactions and (iv) projections prepared by management of consolidated balance sheets, income statements and cash flow statements of the Borrower and its subsidiaries, on an annual basis for the first fiscal year after the applicable date of borrowing (and which will not be inconsistent with information provided to the Lead Arrangers prior to the delivery of the Commitment Letter).

(h) The Lead Arrangers shall have received at least five business days prior to the Closing Date, to the extent requested by any Lead Arranger or any Lender, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(i) All fees and expenses then due and payable to the Lenders, the Lead Arrangers, the Administrative Agent, the Syndication Agent and counsel to the Lead Arrangers and the Administrative Agent (which fees and expenses shall have been invoiced at least two business days prior to the applicable date of borrowing) will have been paid.

(j) One or more investment banks satisfactory to the Borrower and the Lead Arrangers (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Permanent Financing and the Investment Bank and the Lead Arrangers shall have received, with respect to each proposed issuance of securities comprising the Permanent Financing, in each case in form

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and substance reasonably satisfactory to the Investment Bank and each Lead Arranger, a substantially final draft of a preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary road show relating to the issuance of such securities, which contains all audited and unaudited historical and pro forma financial statements and other data to be included therein (including other financial data of the type and form customarily included in offering memoranda, and all other data that the Securities and Exchange Commission would require in a registered offering of such securities or would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort) from independent accountants and customary legal opinions in connection with the offering of such securities. The comfort letters to be provided by the independent accountants of the Borrower and the Acquired Business shall be in usual and customary form (including satisfying the requirements of SAS 72), and the auditors shall be prepared to deliver such letters at the pricing date, and shall cover both the financial statements of the Borrower and the Acquired Business as well as financial data derived from the books and records of the Borrower and the Acquired Business included in such Offering Document. The independent accountants of the Borrower and the Acquired Business (i) shall also be prepared to deliver their consent to the inclusion of the audited financial statements of the Borrower and the Acquired Business in the Offering Document and (ii) shall also have cooperated in preparing the Offering Document, including participating in standard due diligence in connection therewith as well as cooperate in preparing the pro forma financials for the Acquisition. Notwithstanding anything to the contrary contained in the preceding sentence, in the event the Borrower fails to deliver the Offering Documents and/or all financial and other information referred to in the preceding sentence (collectively, the “Required Information”) as of the Closing Date, but (i) in the reasonable determination of the Lead Arrangers, the Borrower has made all commercially reasonable efforts to provide the Required Information and (ii) such failure to provide the Required Information is not due to any act or failure to act by the Borrower or any of its affiliates, employees, legal counsel, independent auditors, advisors or other representatives, then (without limitation of the obligation of the Borrower to provide the Required Information which shall be an affirmative covenant in the Financing Documentation) this condition shall be deemed satisfied.

(k) After giving effect to the Transactions, including the funding of the Facility, the Borrower and its subsidiaries shall have available for liquidity (A) unfunded revolving commitments available for borrowing plus (B) unrestricted cash and cash equivalents on hand in an aggregate amount, in the case of (A) plus (B), equal to no less than $200.0 million.

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